UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Common Stock Purchase Agreements

On August 6, 2007, Curis, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Initial Purchase Agreement”) with selected institutional investors and other accredited investors (the “Initial Investors”) to sell units, each of which comprises of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and a warrant to purchase 0.35 shares of Common Stock at a purchase price of $1.06375 per unit, resulting in the issuance of an aggregate of 12,220,916 shares (the “Initial Shares”) of Common Stock and warrants to purchase 4,277,322 shares of Common Stock at an exercise price of $1.02 per share (the “Initial Warrants,” and together with the Initial Shares, the “Initial Securities”).

On August 7, 2007, the Company entered into a Common Stock Purchase Agreement (the “Subsequent Purchase Agreement,” and together with the Initial Purchase Agreement, the “Purchase Agreements”) with selected institutional investors and other accredited investors (the “Subsequent Investors,” and together with the Initial Investors, the “Investors”) to sell units, each of which comprises of one share of Common Stock and a warrant to purchase 0.35 shares of Common Stock at a purchase price of $1.06375 per unit, resulting in the issuance of 1,410,106 shares (the “Subsequent Shares,” and together with the Initial Shares, the “Shares”) of Common Stock, and warrants to purchase 493,537 shares of Common Stock at an exercise price of $1.02 per share (the “Subsequent Warrants,” and together with the Subsequent Shares, the “Subsequent Securities”).

To provide for the Subsequent Investors’ participation in the Private Placement, as defined below, the Company and the Purchasers named therein entered into an Amendment to Common Stock Purchase Agreement and Waiver, dated August 7, 2007, to amend the Initial Purchase Agreement in order to permit the issuance of the Subsequent Shares, the Subsequent Warrants and the shares of Common Stock underlying the Subsequent Warrants, and to amend the Disclosure Schedule attached to the Initial Purchase Agreement.

The sale of the Initial Securities and Subsequent Securities (the “Securities”), which was consummated on August 8, 2007, resulted in gross proceeds to the Company of approximately $14.5 million (the “Private Placement”).

The Warrants

The Initial Warrants and Subsequent Warrants (together, the “Warrants”) are exercisable for cash until the fifth anniversary of the date of issuance of the Warrants. In the event that the closing price of the Common Stock equals or exceeds $2.50 per share for thirty (30) consecutive days, then at any time thereafter for a period of thirty (30) days the Company may require the mandatory exercise of the Warrant by providing at least twenty (20) business days’ prior written notice to the holder hereof; provided that the Company simultaneously requires the mandatory exercise of all Warrants then outstanding. No Investor is permitted to exercise a Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Investor would exceed 9.99% of the number of shares of Common Stock then issued and outstanding. However, this restriction can be waived by the Investor upon not less than 61 days’ written notice to the Company.

Registration Rights Agreement

In connection with the Initial Purchase Agreement, the Company entered into a Registration Rights Agreement with the Initial Investors, dated August 6, 2007. The Company and the Initial Investors entered into an Amendment to Registration Rights Agreement on August 7, 2007 in order to enable the Subsequent Investors to become parties to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, as amended, the Company agreed to file a Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within 30 days after the closing of the Private Placement to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” together with the Shares, the “Registrable Securities”). The Company also agreed to use its best efforts to have the Registration Statement declared effective within 120 days after the filing date of the Registration Statement (the “Filing Date”), or within 150 days of the Filing Date if the Commission determines to review the Registration Statement.

In the event the Registration Statement (a) has not been filed within 30 days after the closing of the Private Placement, (b) is not declared effective within 120 days after the Filing Date, if the Commission determines not to review the Registration Statement, or (c) is not declared effective within 150 days after the Filing Date, if the Commission determines to review the Registration Statement (each such event, a “Registration Default”), then the Company has agreed to pay each Investor as liquidated damages an amount equal to 1% of the purchase price paid by each such Investor in the Private Placement per 30-day period or portion thereof (a “Penalty Period”) during which the Registration Default remains uncured thereafter, subject to an aggregate limit on liquidated damages. The maximum aggregate amount of liquidated damages payable to each Investor in respect of the Securities is limited to 10% of the aggregate purchase price paid by each such Investor in the Private Placement. The amount payable to any Investor for any partial Penalty Period will be prorated for the number of actual days during the Penalty Period during which a Registration Default remains uncured. In addition, the Company agreed to keep the Registration Statement continuously effective until the earlier to occur of (i) the date after which all of the Registrable Shares registered thereunder shall have been sold and (ii) the second anniversary of the effective date of the Registration Statement.

Before giving effect to the Private Placement, Stephens Investment Management, LLC, OrbiMed Advisors LLC and Biotechnology Value Fund, L.P., each an Investor in the Private Placement, owned approximately 8.4%, 5.2% and 5.1%, respectively, of the Company’s outstanding Common Stock. Other than with respect to the immediately preceding sentence and other than with respect to the Purchase Agreements, the Warrants and the Registration Rights Agreement, there are no material relationships between the Company and any of the Investors.

The foregoing summary of terms of the Initial Purchase Agreement, the Subsequent Purchase Agreement, the Registration Rights Agreement and the forms of Warrant are subject to, and qualified in their entirety by, the Initial Purchase Agreement, the Subsequent Purchase Agreement, the Registration Rights Agreement and the forms of Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Based in part upon the representations of the Investors in the Purchase Agreements, the Shares and the Warrants were offered and sold in a private placement to institutional accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 8.01.	Other Events.

On August 6, 2007, the Company issued a press release announcing the participation of the Initial Investors in the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: August 9, 2007	By:	/s/ MICHAEL P. GRAY
Michael P. Gray Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of August 6, 2007, by and among the Company and the Purchasers (as defined therein), as amended by Amendment to Common Stock Purchase Agreement and Waiver, dated August 7, 2007

10.2	Common Stock Purchase Agreement, dated as of August 7, 2007, by and among the Company and the Purchasers (as defined therein)

10.3	Registration Rights Agreement, dated as of August 6, 2007, by and among the Company and the Purchasers (as defined therein), as amended by Amendment to Registration Rights Agreement, dated August 7, 2007

10.4	Form of Warrant, dated August 8, 2007, issued pursuant to the Common Stock Purchase Agreement, dated as of August 6, 2007, as amended on August 7, 2007

10.5	Form of Warrants, dated August 8, 2007, issued pursuant to the Common Stock Purchase Agreement, dated as of August 7, 2007

99.1	Press Release issued on August 6, 2007